UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
      On or about June 6, 2006, an individual claiming to be a shareholder of SafeNet, Inc. (the “Company”) filed a derivative complaint in the United States District Court for the District of Maryland, purportedly on behalf of the Company, against the current directors and certain current and former officers of the Company, as well as the Company as a nominal defendant. The complaint alleges, among other things, claims for breach of fiduciary duties and unjust enrichment and claims under Section 304 of the Sarbanes-Oxley Act of 2002 arising from alleged backdating of stock option grants and alleged dissemination of misleading and inaccurate information through public statements, including filings with the Securities and Exchange Commission. The Company previously disclosed in a Current Report on Form 8-K filed on June 2, 2006 that the board of directors has directed a special committee of the board to investigate similar allegations made in a derivative complaint filed in the Circuit Court for Harford County, Maryland. The special committee will also investigate the new complaint described above. The special committee has retained independent counsel to assist in the investigation and has the authority to retain such other advisers as it deems appropriate.
      The Company does not intend to file further Current Reports on Form 8-K describing additional lawsuits, if any, that are shareholder derivative actions, in either federal or state court, which are based on allegations substantially similar to those described above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 7, 2006

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo,
Chairman and Chief Executive Officer